NSAR-CertificationCanter
Sub-Item 77Q3

I, Stephen E. Canter, certify that:

1.   I  have  reviewed this report on Form N-SAR of  Dreyfus
     Investment Grade Bond Funds, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based   on  my  knowledge,  the  financial  information
     included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.









Date:____________________

                                          /s/   Stephen   E.
Canter
                                        Stephen E. Canter
                                        President